Exhibit 32.1
Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report on Form 10-Q of PS Business Parks, Inc. (the “Company”) for the period ending March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Joseph D. Russell Jr., as Chief Executive Officer of the Company, and Edward A. Stokx, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joseph D. Russell, Jr.

Name:	Joseph D. Russell, Jr.
Title:	Chief Executive Officer
Date:	May 8, 2007

/s/ Edward A. Stokx

Name:	Edward A. Stokx
Title:	Chief Financial Officer
Date:	May 8, 2007